                               WRITTEN CONSENT OF
                     THE HOLDERS OF SERIES B PREFERRED STOCK
                                  OF IGX CORP.

         The undersigned, being the holders of the Series B Preferred Stock of IgX Corp., a Delaware corporation (the "Corporation"), acting pursuant to
Section 228 of the Delaware General Corporation Law and Article II, Section 11 of the Bylaws of the Corporation, do hereby adopt the following recitals and resolutions by written consent, effective as of May 6, 1998, which shall have the same force and effect as if adopted at a duly convened meeting of the holders of the Series B Preferred Stock of the Corporation, and a copy of which shall be filed with the minutes of the Corporation:

1.       Waiver of Conversion Price Adjustment.

         WHEREAS ARTICLE IV.B.3(d)(i) of the Corporation's Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides for the adjustment of the conversion price of the Series B Preferred Stock in the event of certain dilutive issuances of additional Common Stock, including warrants to purchase Common Stock.

         WHEREAS, the Corporation has agreed to issue a promissory note due May 6, 2008, in the aggregate principal amount of $1,000,000 to NEGF II, L.P. ("NEGF"), which promissory note obligates the Corporation to issue to NEGF a warrant to purchase 370,000 shares of Common Stock at a purchase price of $0.01 per share (the "Warrant").

         WHEREAS, the issuance of the Warrant would result in an adjustment of the conversion price of the Series B Preferred Stock under Article IV.B.3(d)(i) of the Certificate of Incorporation.

         WHEREAS, Article IV.B.5(b) of the Certificate of Incorporation provides that the Corporation shall not, without first obtaining the approval of the holders of 85% of the then outstanding shares of Series B Preferred Stock alter the rights of the Series B Preferred Stock so as to adversely affect the shares.

         WHEREAS, the holders of the Series B Preferred Stock have determined that it is in their best interest to waive the adjustment in the conversion price of the Series B Preferred Stock arising as a result of the issuance of the Warrant.

         NOW, THEREFORE, BE IT RESOLVED, that the adjustment of the conversion price of the Series B Preferred Stock pursuant to Article IV.B.3(d)(i) of the Corporation's Certificate of Incorporation resulting from the Corporation's issuance of the Warrant to NEGF on May 6, 1998, be and hereby is waived.

2.       General Authority.

         RESOLVED, that any and all actions, whether previously or subsequently taken by the officers of the Corporation which are consistent with the intents and purposes of the foregoing resolutions, shall be, and the same hereby are, in all respects, ratified, approved and confirmed.

         RESOLVED, FURTHER, that the officers of the Corporation and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Corporation and on its behalf, to execute any additional certificates (including any officer's certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts and to incur any expense and to pay any fees and amounts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions and the transactions contemplated therein.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the undersigned holders of the Series B Preferred Stock have executed this Written Consent of the Holders of the Series B Preferred Stock of IgX Corp. effective as of the date first written above. This instrument may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This instrument may be executed by facsimile and such facsimile copy shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned stockholders.

                                            HENRY VENTURE II LIMITED

                                            By:
                                               --------------------------------
                                                     Albert J. Henry

                                            NEGF II, L.P.


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------



                    [Signature Page No. 1 to Written Consent of the Holders of the Series B Preferred Stock of IgX Corp.]

                      ENGLISH AND SCOTTISH PLC

                      By:
                         ------------------------------------------------------
                      Name:
                           ----------------------------------------------------
                      Title:
                            ---------------------------------------------------

                      ---------------------------------------------------------
                      Morton I. Kamien


                      MERIKEN NOMINEES

                      By:
                         ------------------------------------------------------
                      Name:
                           ----------------------------------------------------
                      Title:
                            ---------------------------------------------------


                      EASTERN BANK & TRUST COMPANY, Trustee, Shefsky & Froelich Ltd. Profit Sharing 401(k) Plan f/b/o Lloyd E.Shefsky

                      By:
                         ------------------------------------------------------
                      Name:
                           ----------------------------------------------------
                      Title:
                            ---------------------------------------------------


                      SUNDIAL INTERNATIONAL FUND LIMITED

                      By:
                      Name:
                      Title:

                      ZORN NOMINEES LIMITED

                      By:
                         ------------------------------------------------------
                      Name:
                           ----------------------------------------------------
                      Title:
                            ---------------------------------------------------


                    [Signature Page No. 2 to Written Consent of the Holders of the Series B Preferred Stock of IgX Corp.]